EXHIBIT 10.53

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TEXTRON FINANCIAL
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Asset Based Lending Group

                                               DAVID R. KNIGHT
                                               Senior Account Executive

                                               11575 Great Oaks Way    Ste 210
                                               Alpharetta, GA 30022-2426
                                               (770) 360-1641  Tel
                                               (770) 360-1672  Fax

                                               dknight@textronfinancial.com
                                               www.textronfinancial.com


August 13, 2003

Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, FL 32809
Attn: Salvatore Furnari, CFC

     Re:  Waiver of Fixed Charge Coverage Ratio

Gentlemen:

     We refer to the Loan and Security Agreement between Galaxy Nutritional Foods, Inc. ("Borrower") and Textron Financial Corporation ("Lender"), dated as of May 27, 2003 (the "Agreement"). All capitalized terms used in this letter shall have the meanings assigned to them in the Agreement, unless otherwise defined in this letter.

     This letter confirms that Lender has waived the Fixed Charge Coverage Ratio for the quarter ended June 30, 2003, and for the quarter ending September 30, 2003. This waiver is for each monthly period through September 2003. This letter further confirms that Lender will review the Fixed Charge Coverage Ratio for the quarter ending December 31, 2003, based on the terms of the Agreement.

     This letter further confirms that from and after the date of this letter, Lender will measure and test all of the financial covenants required of Borrower under Section 7.6 of the Agreement on a quarterly rather than monthly basis.

     This letter further confirms Borrower's understanding that Lender's willingness to grant the aforementioned waivers shall not be deemed or construed as a waiver of any terms, conditions or covenants of the Agreement or the other loan documents other than the above-referenced covenants, and such waivers shall apply only to the referenced periods. Furthermore, such waivers shall not be deemed an agreement or promise to grant any future or additional waivers shall be earned by Lender upon the execution of this letter by Borrower and payable by Borrower to Lender on the date thereof.

     If you have any questions, please feel free to call.

                                        Very truly yours,

                                        /s/ David R. Knight
                                        David R. Knight
                                        Senior Account Executive

Textron Financial is a subsidiary of Textron Inc.

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ACKNOWLEDGED AND AGREED TO:
Galaxy Nutritional Foods, Inc.


By: /s/ Salvatore J. Furnari
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Print Name: Salvatore J. Furnari
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Print Title: Chief Financial Officer
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Textron Financial is a subsidiary of Textron Inc.

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